UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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☒    Definitive Proxy Statement.
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☐    Soliciting Material Pursuant to §240.14a-12.

Saul Centers, Inc.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522
(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2026

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on May 8, 2026, at the Company's headquarters, 7501 Wisconsin Avenue, Bethesda, Maryland (at the northeast corner of the intersection of Wisconsin Avenue and Old Georgetown Road, across from the Bethesda station on the Metro Red Line), for the following purposes:
1.To elect four directors to serve until the annual meeting of stockholders in 2029, or until their successors are duly elected and qualify.
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.To hold a non-binding, advisory vote on named executive officer compensation.
4.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Common stockholders of record at the close of business on February 27, 2026, will be entitled to notice of, and to vote, at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.
Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If your shares of Common Stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of Common Stock voted. Any proxy may be revoked at any time prior to its exercise at the annual meeting. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Bettina T. Guevara
Executive Vice President, Chief Legal and Administrative Officer, and Secretary

March 23, 2026
Bethesda, Maryland
 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2026
The 2026 Proxy Statement and 2025 Annual Report to Stockholders are available at www.saulcenters.com

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7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522
(301) 986-6200

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2026

GENERAL

This Proxy Statement is furnished by the Board of Directors (which we sometimes refer to as the “Board”) of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 8, 2026, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on February 27, 2026, will be entitled to vote.
Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the proposals set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by submitting a new proxy via the internet, mobile device or proxy card after the time and date of the previously submitted proxy, or (iii) by attendance at the annual meeting and voting in person.
Votes cast in person or by proxy at the annual meeting will be tabulated, and a determination will be made as to whether a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum. The presence at the annual meeting, in person or by proxy, of holders of a majority of shares entitled to be cast will constitute a quorum for the transaction of business at the annual meeting.
For Proposal 1, the four nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. Proposal 2 (the ratification of the appointment of the Company's independent registered public accounting firm) and Proposal 3 (the non-binding, advisory approval of the compensation of our named executive officers) must be approved by the affirmative vote of a majority of the votes cast on each proposal. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposals 2 and 3.
Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies in person, by telephone, by email, through press releases issued by the Company, or through postings on the Company’s website. All the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card will first be mailed to common stockholders on or about March 27, 2026. Proxy materials are also available at www.saulcenters.com.
As of the record date, February 27, 2026, 24,495,775 shares of Common Stock were issued, outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 47.3% of the issued and outstanding shares of Common Stock. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the proposals set forth in this Proxy Statement.
The U.S. Securities and Exchange Commission’s (“SEC”) rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. We have delivered only one copy of the Proxy Statement, annual report and/or notice of annual meeting to multiple stockholders who share an address, unless we received contrary instructions from any of the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement, annual report and/or notice of annual meeting to any stockholder at a shared address to which a single copy of those documents was delivered. In the future, if you prefer to receive separate copies of the Proxy Statement, annual report and/or notice of the annual meeting, contact the Company at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522, Attn: Secretary or (301) 986-6200. If you are currently a stockholder sharing an address with another stockholder and are receiving more than one Proxy Statement, annual report and/or notice of the annual meeting, and wish to receive only one copy of such materials in the future, please contact the Company at the above phone number or address.
PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING
The Company has described in this Proxy Statement all the proposals that it expects will be made at the annual meeting. We are not currently aware of any other matters to be presented at the annual meeting other than those described in this Proxy Statement. If any other matters are properly presented at the annual meeting, the Company will, to the extent permitted by applicable law, use the stockholders' proxies to vote shares on any such proposals in the Company’s best judgment.
1.        Election of Directors
The First Amended and Restated Articles of Incorporation of the Company (“Articles”) and the Second Amended and Restated Bylaws of the Company (“Bylaws”) provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors currently consists of 11 directors divided into three classes (four, four, and three directors, respectively) with staggered three-year terms. The term of each class expires at an annual meeting of stockholders, which is expected to be held in the spring of each year. Each director elected at the annual meeting of stockholders in 2026 will serve until the annual meeting of stockholders in 2029 or until his or her replacement is duly elected and qualifies or until his or her earlier resignation or removal.

The nominees for election to the Board of Directors are:
B. Francis Saul II
D. Todd Pearson
H. Gregory Platts
Helgi C. Walker

Except for Ms. Walker, each of the nominees is presently a member of the Board of Directors. All nominees have consented to serve as a director if elected. More detailed information about each of the nominees is available in the section of this Proxy Statement titled “The Board of Directors,” which begins on page 4. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than four nominees.
The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR each of these director nominees.
2.    Ratification of appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company by Deloitte in 2025 are described under “2025 and 2024 Independent Registered Public Accounting Firm Fee Summary” on page 30.
Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2026 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Deloitte, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without  re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for 2026.
3.    Non-binding advisory vote on Named Executive Officer compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") relevant portions of which are contained in Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires us to enable our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.
As described in detail under the heading “Named Executive Officer Compensation–Compensation Discussion and Analysis,” our executive compensation programs are designed to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. See "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the 2025 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore non-binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

THE BOARD OF DIRECTORS AND DIRECTOR NOMINEES
The following table and biographical descriptions set forth for each nominee and director, the name, age, principal occupations and directorships held during at least the past five years for each nominee and director, and the positions they currently hold with the Company. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director of the Company. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The information is as of February 27, 2026.

Name	Age	Principal Occupation and Directorships
Class Three Directors-Term Ends at 2029 Annual Meeting (if elected)

B. Francis Saul II	93
Chairman, Chief Executive Officer and Director since June 1993 and President from October 2019 to April 2021. Chairman of the Board of Directors and Chief Executive Officer of the B. F. Saul Company since 1969. Chairman of the Board of Trustees and Chief Executive Officer of the B. F. Saul Real Estate Investment Trust* since 1969 and a Trustee since 1964. Chairman of the Board of Chevy Chase Trust Company and ASB Capital Management, LLC. Chairman of the Board and Chief Executive Officer of
Chevy Chase Bank, F. S. B.* from 1969 to 2009. Member of National Gallery of Art Trustees Council. Trustee Emeritus of the National Geographic Society, Trustee Emeritus of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution. Mr. B. Francis Saul II is the father of Mr. Andrew M. Saul II and Ms. Patricia E. Saul and the grandfather of Ms. Willoughby B. Laycock, each of whom serve on the Board.

Through these experiences, Mr. B. Francis Saul II contributes leadership, real estate, governance and financial experience, as well as familiarity with the Company’s business, to the Board.

D. Todd Pearson	45
Director since May 2023. President and Chief Operating Officer since May 2021. Executive Vice President - Real Estate from October 2019 to April 2021. Senior Vice President - Acquisitions and Development from 2017 to September 2019. Vice President - Acquisitions and Development from 2011 to 2016. Vice President - Director of Internal Audit in 2010. Director of Internal Audit from 2005 to 2009.

Through these experiences, Mr. Pearson contributes public company, real estate, finance, accounting, development, construction and leadership experience to the Board.

H. Gregory Platts	78
Director since March 2012. Mr. Platts retired from the National Geographic Society in 2011 after a 31-year career. He had been Senior Vice President and Treasurer since 1991, responsible for all investment and banking activities. Prior to joining the National Geographic Society in 1980, Mr. Platts served as a trust investment officer with the First American Bank in Washington, D.C. from 1972 to 1978. Mr. Platts currently serves on the boards of B. F. Saul Real Estate Investment Trust, ASB Capital Management, LLC, Chevy Chase Trust Company, the Center for the Study of the Presidency and Congress, the
Walter A. Bloedorn Foundation, Washington National Monument Society and the Hattie M. Strong Foundation. He also is the Chairman of the audit committees of ASB Capital Management, LLC and Chevy Chase Trust Company. He is an emeritus board member of Decatur House, a National Trust property. He has served as a director and president of the Washington Society of Investment Analysts and chairman of the American Red Cross Blood Services Mid-Atlantic Region.

Through these experiences, Mr. Platts contributes finance, leadership, governance and public policy experience to the Board.

Helgi C. Walker	59
Director Nominee. Partner in the Washington, D.C. office of Gibson, Dunn & Crutcher LLP since 2013. She has experience in appellate, regulatory, and complex litigation matters. She is Co-Chair of both the firm's global Litigation Practice Group and Administrative Law and Regulatory Practice Group, and served on the firm's Executive Committee. Partner at Wiley Rein from 2004 to 2013. Associate Counsel to President George W. Bush in the White House Counsel's Office from 2001 to 2003. Law clerk for U.S. Supreme Court Justice Clarence Thomas from 1995 to 1996, and U.S. Court of Appeals for the Fourth Circuit Judge J. Harvie Wilkinson III from 1994 to 1995.

Through these experiences, Ms. Walker will contribute legal, public policy, public company, leadership, and governance experience to the Board.

Name	Age	Principal Occupation and Directorships
Class Two Directors-Term Ends at 2028 Annual Meeting

George P. Clancy, Jr.	82
Director since March 2012. Mr. Clancy is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. Mr. Clancy has extensive experience in banking, which includes serving as President and Chief Operating Officer of the Riggs National Corporation* and President and Chief Executive Officer of Signet Bank, N.A.* He serves on the boards and the audit committees of ASB Capital Management, LLC and Chevy Chase Trust Company. Until July 2018,
Mr. Clancy served as a director of WGL Holdings, Inc.* and chaired its Audit Committee. He is a director of the Mary and Daniel Loughran Foundation and is a member of the Finance Council of the Archdiocese of Washington.

Through these experiences, Mr. Clancy contributes public company, real estate, finance, governance and leadership experience to the Board.

Andrew M. Saul II	60
Director since June 2014. Mr. A. M. Saul II is the Chief Executive Officer and co-founder of Genovation Cars. Director of B. F. Saul Company since 2013. Trustee of B. F. Saul Real Estate Investment Trust since 2014. Mr. A. M. Saul II is the son of the Company’s Chairman and Chief Executive Officer, B. Francis Saul II, the brother of Patricia E. Saul, a member of the Board, and the uncle of Willoughby B. Laycock, a member of the Board.
Through these experiences, Mr. A. M. Saul II contributes innovation and leadership experience to the Board.

Patricia E. Saul	54
Vice Chairman since September 2023, Director since March 2023. Ms. Saul has served as a member of the Board of Directors of the B. F. Saul Company, Columbia Securities Company of Washington, D.C., Franklin Development Co., Inc., and The Klingle Corporation since December 2016 and has served as Vice Chair of each board since
March 2022. Ms. Saul has served as a member of the Board of Trustees of the B. F. Saul Real Estate Investment Trust since June 2017 and has served as Vice Chair of the Board since January 2022. Ms. Saul has served as a member of the Board of Directors of Chevy Chase Trust Company and ASB Capital Management, LLC since December 2018 and has served as Vice Chair of each board since March 2022.

Ms. Saul has previously served on and chaired the boards of several philanthropic, civic and non-profit organizations. Ms. Saul is the daughter of the Company’s Chairman and Chief Executive Officer, B. Francis Saul II, the sister of Andrew M. Saul II, a member of the Board, and the aunt of Willoughby B. Laycock, a member of the Board.

Through these experiences, Ms. Saul contributes leadership experience to the Board.

Name	Age	Principal Occupation and Directorships
Class One Directors-Term Ends at 2027 Annual Meeting

Philip D. Caraci	87
Vice Chairman since March 2003, Director since June 1993. President from 1993 to March 2003, when Mr. Caraci retired. Senior Vice President and Secretary of the
B. F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B. F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B. F. Saul Property Company from 1986 to 2003. Trustee of the
B. F. Saul Real Estate Investment Trust*.

Through these experiences, Mr. Caraci contributes real estate expertise and familiarity with the Company’s business to the Board.

Willoughby B. Laycock	38
Director since March 2019. Senior Vice President, Residential Design and Market Research since September 2021. Senior Vice President, Residential Marketing from May 2019 to September 2021. Vice President, Residential Marketing from May 2018 to May 2019. Assistant Vice President, Residential Marketing from 2016 through 2018. Ms. Laycock previously worked as a financial analyst at Dalton Investments and Davis Advisors. Ms. Laycock is the granddaughter of the Company's Chairman and Chief Executive Officer, B. Francis Saul II, and the niece of Patricia E. Saul and Andrew M. Saul II, members of the Board.

Through these experiences, Ms. Laycock contributes financial acumen and multi-family marketing and development experience to the Board.

LaSalle D. Leffall III	63
Director since May 2024. Founder and Managing Member of LDL Financial LLC since 2006. President and Chief Operating Officer of The NHP Foundation from 2002 to 2006. Investment banker in mergers and acquisitions divisions of UBS and Credit Suisse from 1996 to 2002. Attorney at Cravath, Swaine & Moore from 1992 to 1996, advising on mergers and acquisitions transactions. Member of the Advisory Board of Cabot Properties, Inc.* from 2020 through January 2024. Member of the Board of Directors and Compensation Committee of Cabot Properties, Inc.* since January 2024. Member of the Board of Directors and Audit Committee of MoA Funds* since 2011. Member of Board of Directors, Chair of Finance Committee, and Vice Chair of Audit and Enterprise Risk Committees of Federal Home Loan Bank of Atlanta* from 2007 to 2020.

Through these experiences, Mr. Leffall III contributes finance, leadership, governance, and legal experience to the Board.

Earl A. Powell III	82
Director since March 2018. Director Emeritus of the National Gallery of Art since March 2019, Director of the National Gallery from 1992 to 2019. Director of ASB Capital Management, LLC and Chevy Chase Trust Company. Director of the Los Angeles County Museum of Art from 1980 through 1992. Curator at the National Gallery of Art from 1976 through 1980. Assistant Professor of Art History at the University of Texas from 1974 through 1976. Serves as the chairman of the U.S. Commission of Fine Arts. Serves as trustee of the American Federation of the Arts, the Morris and Gwendolyn Cafritz Foundation, the John F. Kennedy Center for the Performing Arts, the Norton Simon Museum, the National Trust for Historic Preservation, and the White House Historical Association. Served as an officer in the U.S. Navy from 1966 to 1969.
Through these experiences, Mr. Powell contributes leadership, management and governance expertise to the Board.

Mark Sullivan III	84
Director since April 2008, previously served as Director from 1997 through 2002. U.S. Executive Director of the European Bank for Reconstruction and Development from 2002 to April 2008, when Mr. Sullivan retired. Attorney representing financial service providers from 2000 to 2002. President of the Small Business Funding Corporation, a company providing a secondary market facility for the purchase and securitization of small business loans from 1996 to 1999. Practiced law in Washington, D.C., advising senior management of financial institutions on legal and policy matters from 1989 to 1996. Director of The Baltic American Freedom Foundation, where he is Chairman of the Audit Committee.

Through these experiences, Mr. Sullivan III contributes financial and legal expertise to the Board.

*    Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940 during all or part of the time such person was a director of such company.

CORPORATE GOVERNANCE
Board of Directors
General. The Company is currently managed by an 11-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The Company has also adopted a Code of Business Conduct and Ethics, which includes provisions ranging from legal compliance to conflicts of interest and governs all employees and directors, as well as a Code of Ethics for Senior Financial Officers. Copies of the corporate governance guidelines, the Code of Business Conduct and Ethics and the the Code of Ethics for Senior Financial Officers are available on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them.
Independence and Composition. The Articles and the New York Stock Exchange ("NYSE") listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Caraci, Clancy, Leffall III, Platts, Powell III and Sullivan III, representing a majority of the Board of Directors, are, and if elected, Ms. Walker will be, “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.
Leadership Structure. Currently, Mr. B. Francis Saul II serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company, and the Company does not have a lead independent director. At this time, the Board believes that the Company and its stockholders are best served by having Mr. B. Francis Saul II serve as Chairman and Chief Executive Officer.
Mr. B. Francis Saul II’s tenure as Chief Executive Officer since the Company’s formation, his more than 45 years of experience leading the Saul Organization and his significant ownership interest in the Company uniquely qualify him to serve as Chairman and Chief Executive Officer. In addition, the Board believes that Mr. B. Francis Saul II’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management, and his knowledge of the Company’s properties and business operations makes it appropriate for him to lead Board discussions.
The Company does not have a lead independent director because the Board believes that it is currently best served without designating a single lead independent director. Six of the 11 current members of our Board are independent under the NYSE listing standards and the Articles and, as required by the NYSE listing standards, the Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. In addition, the Board and each of these committees have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management.
Meetings and Attendance. The Board of Directors met five times during the year ended December 31, 2025. All of the directors that served on the Board of Directors during 2025, attended at least 75% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he or she serves. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board and committee meetings on a consistent basis. Eleven of the 12 directors at the time of the 2025 annual meeting of stockholders were in attendance at that meeting.
Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s Chief Executive Officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2025, there was one executive session of non-management directors and there were three independent director meetings.

Risk Oversight.    The Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the general oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular reports from management, as well as auditors and other outside consultants, to the Board and its committees on the Company’s business, including risks that the Company faces in conducting its business, (2) the required approval by the Board (or a committee thereof) of significant transactions and other decisions and (3) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating and Corporate Governance Committees. The Board also relies on management to bring significant matters impacting the Company to its attention.
Pursuant to the Audit Committee’s charter, the Audit Committee is specifically responsible for reviewing with management, the independent auditor and the Company’s internal auditors any significant risks or exposures, discussing the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management and assessing the steps management has taken to minimize such risks to the Company.
While the Board believes its current leadership structure enables it to effectively oversee the Company’s risk management, it was not the primary reason the Board of Directors selected its current leadership structure over other potential alternatives.
Interested Party Communications. The Board of Directors has adopted a process whereby interested parties can send communications directly to the directors. Any interested party wishing to communicate directly with the presiding director or with the non-management directors as a group, or with one or more directors, may do so in writing, by addressing their communication to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.
Audit Committee
General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:
•has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;
•reviews with the independent registered public accounting firm the plans and results of the audit engagement;
•pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;
•reviews the independence of the independent registered public accounting firm;
•reviews and approves in advance the appointment and/or replacement of the chief internal audit executive;
•reviews the adequacy of the Company’s internal control over financial reporting; and
•reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Exchange Act and the NYSE listing standards. Messrs. Caraci, Clancy and Platts currently are the members of the Audit Committee, with Mr. Clancy serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Messrs. Clancy and Platts are “audit committee financial experts” as that term is defined in the Exchange Act.
Meetings. The Audit Committee met seven times in the year ended December 31, 2025.

Nominating and Corporate Governance Committee
General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:
•identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time;
•develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors; and
•makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.
Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills - knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders.
The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Bylaws and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2027 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”
Please note that proposals must comply with all requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:
•the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof;
•the number of shares of each class of the Company’s stock which are owned beneficially and of record by the stockholder and the beneficial owner;
•    the date or dates upon which the stockholder acquired the stock;
•the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal; and
•all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a director nominee and to serving as a director if elected).
The Chairman of the annual meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.
The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.

Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. Messrs. Caraci and Platts currently are the members of the Nominating and Corporate Governance Committee, with Mr. Platts serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2025.
Compensation Committee
General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.
The Compensation Committee is responsible for:
•approving and evaluating the compensation plans, policies and programs for the Company’s officers;
•making recommendations to the Board with respect to the compensation of directors; and
•approving all awards to any officer under the Company’s 2024 Stock Incentive Plan.
The Compensation Committee also serves as the administrator of the Company’s 2024 Stock Incentive Plan.
Role of Others in Compensation Determinations. The Compensation Committee considers the recommendations of the Chairman and Chief Executive Officer when determining the compensation of the directors and executive officers other than the Chairman and Chief Executive Officer. From time to time, the Compensation Committee or the Company may retain compensation consultants.
Delegation of Authority by the Committee. Although the Chairman and Chief Executive Officer may recommend to the Compensation Committee equity compensation awards for the executive officers other than the Chairman and Chief Executive Officer, the Compensation Committee approves the grant of all such awards to executive officers under the Company’s 2024 Stock Incentive Plan.
The Company’s executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”
Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. Messrs. Caraci and Platts currently are the members of the Compensation Committee, with Mr. Platts serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Compensation Committee met five times in the year ended December 31, 2025.
Executive Committee
General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.
Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. Messrs. Caraci and B. Francis Saul II currently are the serving members of the Executive Committee, with Mr. B. Francis Saul II serving as Chairman.
Meetings. The Executive Committee did not meet during the year ended December 31, 2025.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers
The directors, officers and employees of the Company are governed by the Company’s Code of Business Conduct and Ethics. The Company’s Chairman and Chief Executive Officer, Executive Vice President-Chief Accounting Officer and Treasurer, Senior Vice President-Chief Financial Officer, and Vice President-Controller are also governed by the Code of Ethics for Senior Financial Officers. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them. Amendments to, or waivers from, a provision of the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers will be posted to the Company’s website within four business days following the date of the amendment or waiver.
Compensation Committee Interlocks and Insider Participation
Mr. Philip D. Caraci was an officer of the Company from 1993 until his retirement in 2003. None of the other current members of our Compensation Committee serve, or has in the past served, as one of the Company’s employees or officers. Mr. B. Francis Saul II and two of the Company’s directors, Ms. Patricia E. Saul and Mr. H. Gregory Platts, currently serve, and in the past year have served, as members of the Compensation Committee of Chevy Chase Trust Company, where Mr. B. Francis Saul II is Chairman and Ms. Patricia E. Saul is Vice Chairman.
Compensation of Directors
Non-employee directors are currently paid an annual cash retainer for board service of $65,000. In addition, each non-employee director who serves on a board committee is paid an additional annual cash retainer as shown in the following table. All such retainers are paid quarterly in arrears.

Board Committee	Chair	Members
Audit	$15,000	$10,000
Compensation	8,000	5,000
Nominating and Corporate Governance	7,000	4,000
Following the conclusion of each regular annual meeting of the Company’s stockholders, each continuing non-employee director receives an award of 2,000 restricted shares of Common Stock (each, an “Annual Award”) under the 2024 Stock Incentive Plan.
In addition, if a non-employee director is elected to the Board (the date of such election, the “Election Date”) other than at an annual meeting of stockholders, the non-employee director receives an Annual Award on the Election Date that is prorated based on the number of calendar days remaining before (i) the next annual meeting of stockholders, if scheduled, or (ii) the date of the first anniversary of the last annual meeting of stockholders, if the next annual meeting is not yet scheduled.
Each Annual Award becomes fully vested, subject to the applicable non-employee director’s continued service as a director, in equal annual installments on each of the three (3) anniversaries of the date of grant, provided that any prorated Annual Awards vest on the same dates as non-prorated Annual Awards. Notwithstanding the foregoing, the Annual Awards become fully vested on the consummation of a Change in Control (as defined in the 2024 Stock Incentive Plan).
The Board may also approve other equity grants to the non-employee directors under the 2024 Stock Incentive Plan in addition to or lieu of grants described in this policy. The Company will reimburse the non-employee directors for reasonable and customary out-of-pocket expenses incurred by the non-employee directors in attending Board and committee meetings and otherwise performing their duties and obligations as directors.
Directors may elect to participate in the Directors Plan, discussed below. For the period March 1, 2025 through March 1, 2026, 13,273 shares of Common Stock were credited to the directors’ deferred fee accounts and 3,690 and 29,897 shares of Common Stock were issued to current and retired directors, respectively.

Director Compensation Table for 2025

The following table sets forth the compensation earned by directors, other than directors who are named executive officers, for the year ended December 31, 2025.

Name	Fees earned or paid in cash	Restricted stock awards granted	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	All other compensation	Total
(1)	(2)	(3)
Philip D. Caraci	$80,250	$65,680	$—	$—	$—	$145,930
John E. Chapoton (4)	59,583	65,680	—	—	—	125,263
George P. Clancy, Jr.	80,000	65,680	—	—	—	145,680
J. Page Lansdale (4)	—	—	—	—	—	—
Willoughby B. Laycock	—	—	—	—	—	—
LaSalle D. Leffall III	65,000	65,680	—	—	—	130,680
H. Gregory Platts	83,750	65,680	—	—	—	149,430
Earl A. Powell III	65,000	65,680	—	—	—	130,680
Andrew M. Saul II	65,000	65,680	—	—	—	130,680
Patricia E. Saul	—	—	—	—	—	—
Mark Sullivan III	65,000	65,680	—	—	—	130,680

(1)Commencing on January 1, 2024, employee directors ceased receiving director fees. Director fees paid to Mr. B. Francis Saul II and Mr. D. Todd Pearson are included in the table entitled “Summary Compensation Table” and the related footnotes under the section entitled “Named Executive Officer Compensation.”
(2)During 2025, Mr. Chapoton and Mr. Clancy earned fees totaling $139,583, which were deferred into shares of Common Stock pursuant to the Deferred Compensation and Stock Plan for Directors. All other fees were paid in cash.
(3)The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Two thousand shares of Common Stock were awarded on May 9, 2025, at a value of $32.84 per share.
(4)Mr. Lansdale and Mr. Chapoton resigned from the Board effective January 9, 2025 and November 25, 2025, respectively. In accordance with the 2024 Stock Plan, their unvested restricted stock grants were forfeited on their resignation date.

Deferred Compensation Plan
A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. At the option of the director, the fees will be deferred into a cash account, a share account or both. If the director elects to defer fees into the share account, fees earned during a calendar quarter are aggregated and divided by the Common Stock’s closing market price on the final trading day of the preceding quarter to determine the number of shares to be allocated to the director. When the director is eligible to receive payments from the deferred fee accounts, amounts credited to the cash account shall be paid in cash and amounts credited to the share account shall be paid by the delivery by the Company of certificates representing a like number of shares of Common Stock. For financial reporting purposes, the deferred fee shares are included in the calculation of outstanding Common Stock; however, directors are not eligible to vote the shares until they are issued. Through March 1, 2026, including shares issued to former directors of the Company, 325,687 shares have been issued and 99,305 shares are reserved for issuance and have been credited to the directors’ deferred fee accounts. All of the 99,305 shares reserved for future issuance have been credited to the accounts of current directors.

The following table sets forth fees deferred into shares of Common Stock by current directors under the Directors Plan.

Name	Balance March 1, 2025	Shares credited to stock deferred fee account in 2025/2026	Shares issued by operation of plan terms	Balance March 1, 2026
Philip D. Caraci	35,794	2,850	—	38,644
John E. Chapoton (1)	26,486	3,411	29,897	—
George P. Clancy, Jr.	4,634	2,817	3,690	3,761
J. Page Lansdale (1)	—	—	—	—
Willoughby B. Laycock	3,862	307	—	4,169
LaSalle D. Leffall III	—	—	—	—
D. Todd Pearson	—	—	—	—
H. Gregory Platts	—	—	—	—
Earl A. Powell III	—	—	—	—
Andrew M. Saul II	—	—	—	—
B. Francis Saul II	48,843	3,888	—	52,731
Patricia E. Saul	—	—	—	—
Mark Sullivan III	—	—	—	—
Totals	119,619	13,273	33,587	99,305
(1) Mr. Lansdale and Mr. Chapoton resigned from the Board effective January 9, 2025 and November 25, 2025, respectively.

CORPORATE RESPONSIBILITY
The Company is dedicated to being a responsible corporate citizen as an essential part of our mission to build a successful business and to shape the communities we serve throughout our portfolio, in addition to our workplace community. Below are some highlights of our commitment to corporate responsibility principles.

Sustainability
LEED/NGBS Certification - Since 2010, all of the mixed-use properties we developed, as well as one of the Shopping Centers we acquired, comprising approximately 2.0 million square feet of space, are Leadership in Energy and Environment Design (“LEED”) and/or National Green Building Standard (“NGBS”) certified.

Environmental Practices and Impact - We launched an energy reduction program in 2016 at select properties by embracing LED lighting technology and smart lighting control systems for parking lots, common areas, walkways, signage and façade lighting. New developments are designed using this reduced energy consumption model, where applicable, and many of our existing properties are in the process of being converted to this energy reducing technology.

Transit-Centric Development - Our recently-developed mixed-use properties, as well as the majority of our development pipeline, have primarily residential use and are located within walking distance of Washington Metropolitan Area Transit Authority (Metro) rail stations.

Trip Reduction Program - We participate in the Metro Smart Benefits Program to encourage the use of public transit by our employees. We offer bike storage and electric vehicle charging stations at our corporate headquarters to encourage low emission transport.

Water Conservation - We have installed sub-meter monitoring systems at several properties to be alerted of excessive use due to leaks.
Climate Preparedness - We manage the impact of natural disasters, including flooding and severe storms, by monitoring vulnerabilities and responding as necessary.
Community
Community Involvement - The Company previously received the Outstanding Donor Award from the County Executive of Montgomery County, Maryland for the significant contributions to support student learning, strong families and healthy communities through our partnership with Linkages to Learning.

Employee Wellness and Satisfaction - The Company encourages employee wellness in every aspect of life, including physical fitness, mental well-being and social connectedness.
Center for Professional Development - We annually hold several in-house training programs that focus on communication, self-awareness, delegation, feedback, accountability, team dynamics and other skills that provide our employees with personal growth opportunities.

Employee Education - We support the continuing education of our employees through (a) reimbursement of the cost of seeking undergraduate and graduate degrees at colleges and universities and (b) reimbursement of costs related to seminars, conferences and workshops.

B. F. Saul University - We launched this program during 2023 to enhance leadership skills for our mid-level managers within the organization. The program focuses on various elements of effective leadership, including understanding, and utilizing The Predictive Index. The goal is for participants to gain valuable insight into how they work best and explore effective team dynamics, developing talent, and building trust and accountability.

Industry Growth - We manage an internship program to support the development of future real estate professionals and local aspiring students.
Governance
Oversight and Commitment - Our Board of Directors has an active role in overseeing the management of risks applicable to our business and is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders.

Ethics and Integrity - We are a dynamic organization, where the highest level of professionalism is at the core of all our interactions. We have adopted a Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, which are reviewed annually and are publicly available on our website.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES
The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director or director nominee of the Company.

Name	Age	Position and Background
Joel A. Friedman	68
Executive Vice President - Chief Accounting Officer and Treasurer since January 2024. Senior Vice President - Chief Accounting Officer and Treasurer from April 2021 to December 2023. Senior Vice President - Chief Accounting Officer from September 2009 to March 2021. Executive Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust, Executive Vice President, Chief Accounting Officer and Treasurer of the B. F. Saul Company and B. F. Saul Property Company since January 2024. Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust, Senior Vice President and Chief Accounting Officer of the B. F. Saul Company and B. F. Saul Property Company from September 2009 to December 2024. Executive Vice President and Chief Financial Officer of ASB Capital Management, LLC and Chevy Chase Trust Company since March 2024. Chief Financial Officer of ASB Capital Management LLC and Chevy Chase Trust Company from September 2009 to February 2024. Previously served in a variety of accounting positions at Chevy Chase Bank, F. S. B., from June 1983 to July 2009, at which time he served as Senior Vice President and Controller, the bank’s chief accounting officer.

Bettina T. Guevara	48
Executive Vice President - Chief Legal and Administrative Officer, and Secretary since January 2024. Executive Vice President-Chief Legal and Administrative Officer, and Secretary of B. F. Saul Company since January 2024. Senior Vice President- General Counsel, and Secretary of the Company and B. F. Saul Company from January 2020 to January 2024. Senior Vice President-Associate Counsel, and Secretary of B. F. Saul Company from December 2019 to January 2020. Senior Vice President-Associate Counsel, and Secretary of B. F. Saul Company from May 2019 to December 2019. Vice President-Associate Counsel of B. F. Saul Company from February 2014 to May 2019. Prior to joining the Company, Ms. Guevara was an attorney with the law firm Miles & Stockbridge P. C. from August 2005 to December 2013.

John F. Collich	66
Senior Vice President - Chief Acquisitions and Development Officer since May 2019. Senior Vice President - Acquisitions and Development from 2011 to 2019. Senior Vice President - Retail Development from 2000 to 2011. Vice President - Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Zachary M. Friedlis	43
Senior Vice President - Director of Retail Leasing since January 2024. Senior Vice President of Retail Leasing from May 2022 to January 2024. Vice President of Retail Leasing from 2017 to 2022. Assistant Vice President of Retail Leasing from 2009 to 2016.

Carlos L. Heard	50
Senior Vice President - Chief Financial Officer since April 2021. Senior Vice President, Acquisitions and Development of the B. F. Saul Company and Affiliates from 2019 to March 2021. Vice President, Acquisitions and Development from 2013 to 2018. Vice President, Acquisitions and Finance from 2010 to 2012. Prior to joining the B. F. Saul Company and Affiliates, Mr. Heard was Group Vice President of Capital Markets and Commercial Real Estate at Chevy Chase Bank,
F. S. B., where he worked from 1998 to 2009.

NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
References in this Compensation Discussion and Analysis to “we,” “our,” “ours” and “us” refers to Saul Centers, Inc.
Compensation Philosophy. Our goal is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Historically, the key elements of executive compensation have been base salary, annual bonuses and equity awards. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and (c) if applicable, long-term incentives, including equity awards. The Compensation Committee’s decisions regarding executive compensation are subjective and are based, to a significant extent, on the discretion and recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee does not attempt to establish a fixed numerical relationship between base salary, bonus and long-term incentives as components of overall compensation. We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program, and this program is not based on any unique or preferential financial accounting or tax treatment.
Base Salary and Bonus Awards. As part of its review of base salary and bonus compensation, the Compensation Committee uses its discretion to make a subjective evaluation of the overall performance of each of the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers (“named executive officers”) based on its consideration of a variety of factors, including each individual’s tenure, level and scope of responsibility and performance and contribution to the achievement of our long-term goals, as well as factors relating to our overall performance and management’s recommendations regarding compensation. The Compensation Committee does not objectively measure any of the individual factors, nor does it evaluate the actual performance of each of the named executive officers relating to each factor. No one factor is given precedence in the Compensation Committee’s analysis, although the Compensation Committee does consider the recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee also considers whether the executive officers spend a portion of their time managing other related entities. A portion of the salary of Mr. Collich is billed to one or more affiliated entities based on services rendered to those entities.
Most Recent Stockholder Advisory Vote on Named Executive Officer Compensation. At our 2023 annual meeting of stockholders, our stockholders recommended, and our Board subsequently adopted, a triennial stockholder vote on named executive officer compensation. In May 2023, our stockholders cast an advisory vote on the Company’s named executive officer compensation decisions and policies as disclosed in the Proxy Statement issued by the Company in March 2023. Approximately 94.8% of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The Compensation Committee considered this result an endorsement of the Company’s compensation policies and practices and determined that it was not necessary at this time to make any material changes to those policies and practices in response to the advisory vote.
Base salary determinations are generally made by the Compensation Committee annually effective as of May 1 of each year.

Name	Base salary beginning May 1, 2025	Base salary beginning May 1, 2024	Percentage change
B. Francis Saul II
Chairman and Chief Executive Officer	$125,000	$125,000	—%
D. Todd Pearson
President and Chief Operating Officer	1,150,000	1,000,000	15%
Carlos L. Heard
Senior Vice President - Chief Financial Officer	555,000	530,000	5%
John F. Collich
Senior Vice President - Chief Acquisitions and Development Officer	522,750	512,500	2%
Zachary M. Friedlis
Senior Vice President - Retail Leasing	520,000	500,000	4%

Bonus determinations are made by the Compensation Committee annually and are typically awarded in December of each year. Bonus awards are typically calculated as a percentage of the employee’s base salary and are determined on the basis of the recommendation of the Chairman and Chief Executive Officer and other subjective factors rather than the achievement by the executive officer of any pre-determined performance target. In December 2025, the Compensation Committee approved bonuses for the named executive officers in amounts of either 15% or 20% of the named executive officer’s base salary as provided below.

Name	Base salary	Bonus	Bonus as a percentage of base salary
B. Francis Saul II	$125,000	$25,000	20%
D. Todd Pearson	1,150,000	172,500	15%
Carlos L. Heard	555,000	83,250	15%
John F. Collich	522,750	78,413	15%
Zachary M. Friedlis	520,000	78,000	15%
The base salary and bonus paid to the Chairman and Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chairman and Chief Executive Officer devotes a portion of his time to managing other related entities. We believe that the current base salary levels and annual bonus awards of the Company’s officers reflect the unique talents and skills of its officers.
Equity Awards. The Compensation Committee believes that the prudent use of equity incentives aligns the interests of officers with those of stockholders and promotes long-term stockholder value. The Compensation Committee will continue to look at the total compensation package for each officer and the policies underlying the Company’s long-term compensation goals when granting awards under the 2024 Stock Incentive Plan. At present, the Board of Directors does not prescribe any stock ownership guidelines for our executive officers.
For restricted stock awards, officer awards are divided equally between time-vested and performance-based awards. The time-vested restricted stock awards granted to officers will vest on an annual basis over five years. The performance-based restricted stock awards will vest on the fifth anniversary of the award’s grant date. The performance measurement for the performance-based awards is the Company’s annual actual Funds From Operations ("FFO") compared to the annual FFO target established by the Board. Performance-based awards are earned on a sliding scale from 50% to 150% of the number of shares granted as the Company’s actual FFO scales from 90% to 110% of the Board’s established target, with a minimum result of 90% of the target required for the award to vest. FFO is a non-GAAP measure that management believes provides useful information to our Board, management and investors. For a discussion of the definition of FFO, and a reconciliation of net income to FFO, please see Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our 2025 Annual Report to Stockholders on Form 10-K.
The Compensation Committee granted 83,300 shares of restricted stock to officers of the Company during 2025, of which 59,500 shares of restricted stock were granted to named executive officers. In addition, the Compensation Committee authorized 35,700 shares of restricted stock in future grants to officers of the Company, which will be granted in future periods when the target performance metric is determined and communicated, of which 25,500 shares of restricted stock in future grants are to named executive officers.
Benefits and Other Perquisites. We provide benefits to our executive officers under the B. F. Saul Company Employees 401(k) Retirement Plan (the “Tax Qualified Plan”). Our executive officers are eligible to receive, on the same basis as other employees, employer matching contributions under the Tax Qualified Plan. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers. Additional information on these Company-funded retirement contributions can be found in the Summary Compensation Table below. We also provide benefits to our executive officers under the B. F. Saul Company Supplemental Executive Retirement Plan (the “SERP”). The SERP, which is not available to all employees, allows the executive officers and other highly compensated employees to receive benefits they would have received under the Tax Qualified Plans, but for statutory limits. We do not sponsor a defined benefit pension plan for our executive officers or any other employees. Matching contributions under the Tax Qualified Plan and the SERP made to the named executive officers for the years ended December 31, 2025, 2024 and 2023 are shown in the “All Other Compensation” column of the Summary Compensation Table below. Additional information on the SERP can be found in the Nonqualified Deferred Compensation Table below.

Our executive officers are also eligible to participate, on similar terms as employees who meet applicable eligibility criteria, in the other employee benefit and welfare plans that the Company maintains, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.
We do not consider perquisites to be a principal component of our executive officers’ compensation. We believe that our executive officer benefit and perquisite programs are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs and are necessary to sustain a fully competitive executive compensation program.
Governance and Other Considerations
Recoupment of Compensation. The Company adopted an incentive-based compensation recoupment policy in 2023 in accordance with the SEC rules and NYSE listing standards rules effective on October 2, 2023, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our executive officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions. In addition, under the terms of the 2024 Stock Incentive Plan, if the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Compensation Committee has the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during a fixed period, determined by the Compensation Committee, preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target.
Insider Trading and Prohibition on Hedging and Short Sales. We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. Our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. We also prohibit short sales and hedging transactions for all Company employees, including directors, named executive officers, employees of Company subsidiaries and employees of B. F. Saul Company.
Policies and Practices Related to the Grant of Certain Equity Awards. We do not time, nor have we ever timed, the grant of equity awards in coordination with the release of material non-public information, and we have never back-dated any equity awards. We expect that awards to executive officers in the future will be made at regularly scheduled Compensation Committee meetings. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers is the date the Compensation Committee approves the award or such later date as the Compensation Committee specifies. For stock options, the exercise price per share is determined by the Compensation Committee and must be greater than or equal to the closing market price of Common Stock on the date of award.
Compensation Risks. The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee endeavors to implement management incentives that cultivate a level of risk-taking behavior consistent with our business strategies. Because the bonus and other variable components of compensation are determined in large part on subjective considerations rather than formulae or other objective criteria, the Compensation Committee believes that the Company’s compensation policies do not contribute significantly to inappropriate risk-taking.

Summary Compensation Table
The following Summary Compensation Table sets forth the compensation paid to or earned by the named executive officers, which includes the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who were serving as of December 31, 2025 for, or with respect to, the years ended December 31, 2025, 2024 and 2023.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compen-sation	Change in pension value and non-qualified deferred compen-sation earnings	All other compen-sation	Total
				(1) (4)	(1)		(2)	(5)
B. Francis Saul II	2025	$125,000	$25,000	$1,010,225	$—	$—	$93,139	$9,000	$1,262,364
Chairman and Chief Executive Officer	2024	125,000	25,000	1,133,766	—	—	92,069	9,000	1,384,835
	2023	125,000	25,000	—	—	—	94,211	58,083	302,294
D. Todd Pearson	2025	1,101,469	172,500	883,947	—	—	20,091	88,835	2,266,842
President and Chief Operating Officer	2024	951,608	150,000	992,045	—	—	15,278	78,485	2,187,416
	2023	815,385	127,500	—	181,800	—	11,500	107,056	1,243,241
Carlos L. Heard	2025	547,186	83,250	101,023	—	—	5,342	50,376	787,177
Senior Vice President - Chief Financial Officer	2024	520,287	79,500	90,592	—	—	3,810	48,547	742,736
	2023	482,692	75,000	—	90,900	—	2,405	46,062	697,059
John F. Collich (3)	2025	521,219	78,413	75,767	—	—	47,736	48,457	771,592
Senior Vice President-Chief Acquisitions and Development Officer	2024	509,927	76,875	67,964	—	—	46,226	47,703	748,695
	2023	494,461	75,000	—	121,200	—	46,224	46,768	783,653
Zachary M. Friedlis	2025	514,593	78,000	75,767	—	—	1,953	84,082	754,395
Senior Vice President- Retail Leasing	2024	473,878	75,000	67,964	—	—	484	85,215	702,541
	2023	—	—	—	—	—	—	—	—
(1)    The amounts in these columns include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-vested and performance-based vesting. The grant date fair value for performance-based restricted stock grants is based on the probable outcome of the performance conditions as of the grant date. See note 10 to the consolidated financial statements in the Company's 2025 Annual Report to Stockholders on
Form 10-K for the assumptions used to value these awards.
(2)    Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U.S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.
(3)    Approximately 53%, 54% and 50% of total compensation in the table above for 2025, 2024 and 2023, respectively, related to services provided by Mr. Collich to affiliates of the Company, for which the Company was reimbursed pursuant to the terms of the shared services agreement. See “Certain Relationships and Transactions” on page 34.
(4)    Assuming the highest level of performance related to the performance-based restricted stock grants, the grant date fair value for all 2025 restricted stock awards would be as follows: Mr. B. Francis Saul II - $1,190,385, Mr. D. Todd Pearson - $1,041,587, Mr. Carlos L. Heard - $119,039, Mr. John F. Collich - $84,872, and Mr. Zachary M. Friedlis - $89,279. Assuming the highest level of performance related to the performance-based restricted stock grants, the grant date fair value for all 2024 restricted stock awards would be as follows: Mr. B. Francis Saul II - $1,213,594, Mr. D. Todd Pearson - $1,061,895, Mr. Carlos L. Heard - $121,359, Mr. John F. Collich - $91,020, and Mr. Zachary M. Friedlis - $91,020.
(5)    The following table sets forth the components of “All Other Compensation” paid to the named executive officers for 2025, 2024 and 2023.

All Other Compensation
Name	Year	Director's compensation	Tax-qualified plan contribution (1)	SERP contribution (2)		Auto allowance	Leasing commissions (3)	Total
B. Francis Saul II	2025	$—	$—	$9,000	(3)	$—	$—	$9,000
	2024	—	—	9,000	(3)	—	—	9,000
	2023	49,083	—	9,000	(3)	—	—	58,083
D. Todd Pearson	2025	—	21,000	55,235		12,600	—	88,835
	2024	—	20,700	45,185		12,600	—	78,485
	2023	37,883	19,800	36,773		12,600	—	107,056
Carlos L. Heard	2025	—	21,000	16,776		12,600	—	50,376
	2024	—	20,700	15,247		12,600	—	48,547
	2023	—	19,800	13,662		12,600	—	46,062
John F. Collich	2025	—	21,000	14,857		12,600	—	48,457
	2024	—	20,700	14,403		12,600	—	47,703
	2023	—	19,800	14,368		12,600	—	46,768
Zachary M. Friedlis	2025	—	21,000	16,503		12,600	33,979	84,082
	2024	—	20,700	14,401		12,600	37,514	85,215
	2023	—	—	—		—	—	—
(1)Value of employer’s contribution for 2025 represents up to 6% of eligible compensation up to $350,000. for 2025.
(2)Value of employer’s contribution for 2025 represents up to 6% of eligible compensation in excess of $350,000. for 2025.
(3)Because Mr. B. Francis Saul II receives compensation from other affiliated companies, all Saul Centers’ retirement plan contributions are made to the SERP.
(4)Mr. Friedlis earned $33,979 in 2025 of leasing commissions based on leasing activity initiated during his tenure in his prior role at the Company.

Grants of Plan-Based Awards
The following plan-based awards were awarded to named executive officers pursuant to our 2024 Stock Incentive Plan during 2025. Officer restricted stock awards are divided equally between time-vested and performance-based awards. The time-vested restricted share awards granted to officers will vest on an annual basis over five years. The performance-based restricted stock awards will vest on the fifth anniversary of the award’s grant date. For accounting purposes, performance-based awards are not treated as granted until the Board establishes the performance target for those awards and the target has been communicated. As of December 31, 2025, (a) no expense has been recognized and (b) no estimate of future expense has been made for the performance-based restricted stock awarded to officers where the accounting grant date has not occurred. The following table shows awards granted in 2025, and all data pertaining to these awards is presented as of the respective grant date.

			Estimated future payouts under equity incentive plan awards
Name	Grant date		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock	Grant date fair value of stock and option awards (1)
B. Francis Saul II	5/9/2025	(2)	—	—	—	20,000	$649,905
	5/9/2025	(3)	2,000	4,000	6,000	—	126,966
	12/4/2025	(4)	4,000	8,000	12,000	—	233,354
D. Todd Pearson	5/9/2025	(2)	—	—	—	17,500	568,667
	5/9/2025	(3)	1,750	3,500	5,250	—	111,095
	12/4/2025	(4)	3,500	7,000	10,500	—	204,185
Carlos L. Heard	5/9/2025	(2)	—	—	—	2,000	64,991
	5/9/2025	(3)	200	400	600	—	12,697
	12/4/2025	(4)	400	800	1,200	—	23,335
John F. Collich	5/9/2025	(2)	—	—	—	1,500	48,743
	5/9/2025	(3)	150	300	450	—	9,522
	12/4/2025	(4)	300	600	900	—	17,502
Zachary M. Friedlis	5/9/2025	(2)	—	—	—	1,500	48,743
	5/9/2025	(3)	150	300	450	—	9,522
	12/4/2025	(4)	300	600	900	—	17,502
Totals			12,750	25,500	38,250	42,500	$2,146,729
(1) The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures.
(2) Represents restricted stock awards subject to time-vested vesting established by the Compensation Committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(3) Represents the threshold, target and maximum number of restricted stock awards for the 2025 performance period, for which the applicable performance conditions have been satisfied, established by the Compensation Committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.
(4) Represents the threshold, target and maximum number of restricted stock awards for the 2026 performance period established by the Compensation Committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to option awards outstanding as of December 31, 2025, for each of the named executive officers.

Name	Number of securities underlying unexercised exercisable options		Number of securities underlying unexercised unexercisable options	Option exercise price	Option expiration date
B. Francis Saul II	2,500	(1)	—	$57.74	5/5/2026
	2,500	(1)	—	59.41	5/4/2027
	2,500	(1)	—	49.46	5/10/2028
	2,500	(1)	—	55.71	5/2/2029
	2,500	(1)	—	50.00	4/23/2030
	2,500	(1)	—	43.89	5/6/2031
	2,500	(1)	—	47.90	5/12/2032
	2,500	(1)	—	33.79	5/11/2033

D. Todd Pearson	5,000	(2)	—	59.41	5/4/2027
	5,000	(2)	—	49.46	5/10/2028
	7,500	(2)	—	55.71	5/2/2029
	15,000	(2)	—	50.00	4/23/2030
	25,000	(2)	—	43.89	5/6/2031
	22,500	(2)	7,500	47.90	5/12/2032
	2,500	(1)	—	33.79	5/11/2033
	15,000	(2)	15,000	33.79	5/11/2033

Carlos L. Heard	10,000	(2)	—	43.89	5/6/2031
	11,250	(2)	3,750	47.90	5/12/2032
	7,500	(2)	7,500	33.79	5/11/2033

John F. Collich	20,000	(2)	—	57.74	5/5/2026
	20,000	(2)	—	59.41	5/4/2027
	20,000	(2)	—	49.46	5/10/2028
	20,000	(2)	—	55.71	5/2/2029
	20,000	(2)	—	50.00	4/23/2030
	20,000	(2)	—	43.89	5/6/2031
	15,000	(2)	5,000	47.90	5/12/2032
	10,000	(2)	10,000	33.79	5/11/2033

(1) - Director option awards vest immediately upon grant.

(2) - Executive officer option awards vest 25% on each of the first four anniversaries of the grant date.

The following table sets forth certain information with respect to restricted stock awards outstanding as of December 31, 2025, for each of the named executive officers based on the closing stock price on December 31, 2025, which was the last trading day of 2025, of $31.53. Officer restricted stock awards are divided equally between time-vested and performance-based awards. The time-vested restricted stock awards granted to officers will vest on an annual basis over five years. The performance-based restricted stock awards will vest on the fifth anniversary of the award’s grant date. For accounting purposes, performance-based awards are not treated as granted until the Board establishes the target for those awards and the target has been communicated. As of December 31, 2025, (a) no expense has been recognized and (b) no estimate of future expense has been made for the performance-based restricted stock awarded to officers where the accounting grant date has not occurred.

Name	Number of shares of stock that have not vested		Market Value of Shares of Stock that have not vested	Equity incentive plan awards: number of unearned shares that have not vested		Equity incentive plan awards: market value of unearned shares that have not vested
B. Francis Saul II	16,000	(1)	$504,480	—		$—
	6,000	(2)	189,180	—		—
	12,000	(3)	378,360	—		—
	20,000	(4)	630,600	—		—
	—		—	12,000	(5)	378,360
D. Todd Pearson	14,000	(1)	441,420	—		—
	5,250	(2)	165,533	—		—
	10,500	(3)	331,065	—		—
	17,500	(4)	551,775	—		—
	—		—	10,500	(5)	331,065
Carlos L. Heard	1,600	(1)	50,448	—		—
	600	(2)	18,918	—		—
	1,200	(3)	37,836	—		—
	2,000	(4)	63,060	—		—
	—		—	1,200	(5)	37,836
John F. Collich	1,200	(1)	37,836	—		—
	450	(2)	14,189	—		—
	900	(3)	28,377	—		—
	1,500	(4)	47,295	—		—
	—		—	900	(5)	28,377
Zachary M. Friedlis	1,200	(1)	37,836	—		—
	450	(2)	14,189	—		—
	900	(3)	28,377	—		—
	1,500	(4)	47,295	—		—
	—		—	900	(5)	28,377
Totals	114,750		$3,618,069	25,500		$804,015
(1)    Unvested time-vested restricted stock awards that vest in five equal annual installments on each of the first five anniversaries of May 17, 2024.
(2)    Unvested restricted stock awards for the 2024 performance period, for which the applicable performance condition has been satisfied, and which are subject to time-based vesting through and vest on May 17, 2029.
(3)    Unvested restricted stock awards for the 2025 performance period, for which the applicable performance condition has been satisfied, and which are subject to time-based vesting through and vest 50% on May 17, 2029, and 50% on May 9, 2030.
(4)    Unvested time-vested restricted stock awards that vest in five equal annual installments on each of the first five anniversaries of May 9, 2025.
(5)    Unvested restricted stock awards for the 2026 performance period, which vests 50% on May 17, 2029, and 50% on May 9, 2030. Shares and market value reflect maximum performance based on 2025 actual performance.

Option Exercises and Stock Vested
The following table provides information about stock options exercised and restricted stock vested during the year ended December 31, 2025.

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting (1)	Value realized on vesting (1)
B. Francis Saul II	—	$—	4,000	$137,560
D. Todd Pearson	—	—	3,500	120,365
Carlos L. Heard	—	—	400	13,756
John F. Collich	—	—	300	10,317
Zachary M. Friedlis	—	—	300	10,317
(1)    This number represents the vesting of time-vested restricted stock awards during the year ended December 31, 2025. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the value realized on vesting column of this table. Instead, the amounts contained in the value realized on vesting column reflect the product of (i) the number of shares of our Common Stock acquired upon vesting and (ii) the closing market price of our Common Stock on the vesting date.
Equity Compensation Plan Information
    The following table provides information as of December 31, 2025 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,095,500	(1)	$48.35	1,693,096
Equity compensation plans not approved by security holders	—		—	—
Total	1,095,500		$48.35	1,693,096
(1)    Consists entirely of Common Stock authorized for issuance under the 2024 Stock Plan.

Nonqualified Deferred Compensation
The following table sets forth information concerning the participation by the named executive officers in the SERP during 2025. See “Benefits and Other Perquisites” on page 17 for a description of the SERP.

Name	Executive Contributions in 2025 (1)	Saul Centers, Inc. Contributions in 2025 (2)	Aggregate Earnings in 2025 (3) (4)	Aggregate Withdrawals / Distributions during 2025	Aggregate Balance at December 31, 2025
B. Francis Saul II	$3,000	$9,000	$93,139	—	$1,373,993
D. Todd Pearson	18,412	55,235	20,091	—	347,142
Carlos L. Heard	5,592	16,776	5,342	—	97,185
John F. Collich	4,952	14,857	47,736	—	717,608
Zachary M. Friedlis	5,501	16,503	1,953	—	22,946
(1)    Executives contribute 2% of eligible compensation.
(2)    The Company contributes up to three times the executive officer's retirement plan contribution.
(3)    Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U.S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.
(4)    No amounts in the 2025 Earnings column represent salary or bonus that was reported in the Summary Compensation Tables in prior years.

Executive Employment Contracts and Potential Payments upon Termination or Change in Control
The Company does not have employment or severance agreements with any of its executive officers. Therefore, the Company does not have a predetermined termination or change of control compensation plan in place for any of its named executive officers.
CEO Pay Ratio
    In accordance with Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, set forth below is information about the relationship of the annual total compensation of Mr. B. Francis Saul II, our Chief Executive Officer, and the annual total compensation of our employees.
    The 2025 annual total compensation of the Company’s Chief Executive Officer was $1,262,364. The 2025 annual total compensation of the median employee (excluding the Chief Executive Officer) was $74,699. The resulting ratio of our Chief Executive Officer’s total compensation to the total compensation of our median employee for 2025 was 16.9:1.
    We determined our median employee based on our employee population as of December 31, 2025. To determine the median employee from our employee population, we compared the total compensation of all such employees who provided services to the Company in 2025. The compensation for employees who commenced employment with us during the year, and who, therefore, were employed by the Company for less than a full year during 2025, was annualized. Compensation provided to part-time employees was not annualized.
    Certain of our employees are full-time employees of our non-subsidiary affiliates who spend a portion of their time working on the Company’s matters, and certain full-time Company employees spend a portion of their time working for our non-subsidiary affiliates on non-Company matters. The salaries and benefits of these shared employees of these affiliates are charged to the Company and the affiliates based on the percentage of time spent working for each organization. See “Certain Relationships and Transactions” on page 34. For purposes of determining our median employee, we treated these shared employees as part-time employees of the Company based on the portion of their compensation attributed to the Company.
After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers, as set forth in the 2025 Summary Compensation Table in this Proxy Statement, to compute the ratio of the Chief Executive Officer’s total pay to that of the median employee.

Pay Versus Performance
The following table sets forth additional compensation information for our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“NEOs”), including the compensation actually paid (“CAP”) to our PEO and Average CAP to our non-PEO NEOs, as determined in accordance with SEC rules, total stockholder return (“TSR”) and net income for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:

					Value of Initial Fixed $100 Investment on January 1, 2021 Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Saul Centers Total Stockholder Return (4)	Peer Group Total Stockholder Return (3) (4)	Net Income (in thousands) (4)
2025	$1,262,364	$1,205,817	$1,145,001	$964,257	$133.97	$137.84	$49,219
2024	1,384,835	1,399,251	1,095,347	1,127,367	98.23	123.35	67,703
2023	302,294	302,294	944,714	940,496	93.56	113.46	69,026
2022	293,174	293,174	896,356	802,676	91.04	99.78	65,392
2021	248,465	248,465	680,841	929,317	112.91	131.86	61,649
(1) Mr. B. Francis Saul II was our PEO for all years shown. Prior to 2024, all equity grants awarded to Mr. B. Francis Saul II vested immediately and there were no adjustments to the Summary Compensation Table total to arrive at CAP to our PEO.
(2)For 2021, our NEOs included Messrs. Schneider, Pearson, Netter, Collich and Heard. For 2022 and 2023, our other NEOs included Messrs. Pearson, Netter, Collich and Heard. For 2024 and 2025, our other NEOs included Messrs. Pearson, Collich, Heard, and Friedlis.
(3)Peer Group TSR is calculated using the FTSE Nareit Equity Index, which is the index used for purposes of our performance graph in our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)The Company does not link CAP with net income, TSR, or any other financial performance measurement. The Compensation Committee believes that the annual salary, cash bonus, and options awarded to each of our NEOs during the periods presented reflected the scope of the role and responsibilities of the applicable position, individual performance and experience, and competitive market practices. The Compensation Committee believes that the annual salary, cash bonus, and options awarded to each of our NEOs maintain a level of total compensation that allows us to attract and retain executive officers who create and preserve sustainable stockholder value.

The following table summarizes the adjustments made during each year to arrive at average CAP to the PEO during 2025, 2024, 2023, 2022, and 2021.

	PEO
Adjustments	2025	2024	2023	2022	2021
Amounts reported under “Restricted Stock Awards” in Summary Compensation Table	$(1,010,225)	$(1,133,766)	$—	$—	$—
Fair Value of Awards Granted in the Indicated Year and Unvested as of Year-End	1,072,020	1,148,182	—	—	—
Change in Fair Value from Awards Granted in Prior Years that Remain Unvested as of Year-End	(112,023)	—	—	—	—
Change in Fair Value from Awards Granted in Prior Years that Vested during the Year	(15,759)	—	—	—	—
Increase based on Dividends or Other Earnings Paid During Year prior to Vesting Date of Award	9,440	—	—	—	—
Total Adjustments	$(56,547)	$14,416	$—	$—	$—

The following table summarizes the adjustments made during each year to arrive at average CAP to the other NEOs during 2025, 2024, 2023, 2022, and 2021.

	Average of Other NEOs
Adjustments	2025	2024	2023	2022	2021
Amounts reported under “Restricted Stock Awards” in Summary Compensation Table	$(284,126)	$(304,641)	$—	$—	$—
Amounts reported under “Option Awards” in Summary Compensation Table	—	—	(136,350)	(172,350)	(95,360)
Fair Value of Awards Granted in the Indicated Year and Unvested as of Year-End	287,546	308,567	203,625	138,825	156,800
Change in Fair Value from Awards Granted in Prior Years that Remain Unvested as of Year-End	(119,893)	22,694	(26,716)	(63,297)	146,115
Change in Fair Value from Awards Granted in Prior Years that Vested during the Year	(66,926)	5,400	(44,777)	3,142	40,921
Increase based on Dividends or Other Earnings Paid During Year prior to Vesting Date of Award	2,655	—	—	—	—
Total Adjustments	$(180,744)	$32,020	$(4,218)	$(93,680)	$248,476

Description of Relationships Between CAP and Specified Performance Measures
The Company does not link CAP with net income, TSR, or any other financial performance measurement. As shown in the charts below, the CAP to our PEO and the average CAP to our non-PEO NEOs may not be correlated to our TSR and net income. This is primarily due to annual changes in value of the equity awards granted and outstanding in each year. Our TSR is generally correlated to the TSR of the FTSE Nareit Equity Index.

COMPENSATION COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2025 and the Company’s 2026 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee.

Members of the Compensation Committee
H. Gregory Platts, Chairman
Philip D. Caraci
March 12, 2026

AUDIT COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.
Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:
•has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;
•reviews with the independent registered public accounting firm the plans and results of the audit engagement;
•pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm;
•reviews the independence of the independent registered public accounting firm;
•review and approve in advance the appointment and/or replacement of the chief internal audit executive;
•reviews the adequacy of the Company’s internal controls over financial reporting; and
•reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended
December 31, 2025, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has also discussed with the independent registered public accounting firm those items required by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written disclosure letter required by the PCAOB from the independent registered public accounting firm regarding their independence, and has discussed the independent registered public accounting firm’s independence with them.
2025 and 2024 Independent Registered Public Accounting Firm Fee Summary. During 2025 and 2024, the Company retained Deloitte to provide services in the following categories and amounts:

	2025	2024
Audit Fees (1)	$912,700	931,000
Audit Related Fees (2)	—	—
Tax Fees	82,900	79,000
All Other Fees	2,000	1,900
Total Fees	$997,600	$1,011,900

(1)    Audit fees include the audit fee, fees incurred for attestation relating to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.
(2)    Audit related fees consist of fees incurred for audit procedures related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.
The Audit Committee has determined that the provision of audit related services by Deloitte during 2025 is compatible with maintaining Deloitte’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Consistent with SEC policies regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise necessitating engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. For the fiscal years ended December 31, 2025 and 2024, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2025, all hours expended on Deloitte’s engagement to audit our financial statements were performed by full-time, permanent employees of Deloitte.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

George P. Clancy, Jr., Committee Chairman
Philip D. Caraci
H. Gregory Platts
February 26, 2026

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and persons holding more than 10% of the outstanding shares of Common Stock are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.
To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, other than as reported below, no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2025. Ms. Guevara failed to file on a timely basis a Form 4 reporting the purchase of shares of common stock on May 21, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the following table sets forth certain information as of February 27, 2026, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.
For purposes of this table, “beneficially owned” includes securities that are currently redeemable or exercisable, or that will become redeemable or exercisable, for Common Stock within 60 days of February 27, 2026, unless otherwise indicated. As a result, the number of shares set forth below includes (i) the number of shares of Common Stock the person holds, (ii) the number of shares of Common Stock the person could receive on exercise of options held by the person that are exercisable within 60 days of February 27, 2026, unless otherwise indicated, (iii) fees deferred into shares of Common Stock by directors under the Directors Plan, and (iv) solely for Mr. B. Francis Saul II, the number of shares of Common Stock Mr. B. Francis Saul II, immediate family members of Mr. B. Francis Saul II, entities and trusts controlled by Mr. B. Francis Saul II and other affiliates of Mr. B. Francis Saul II (collectively, the “Saul Organization”), could receive on conversion of certain units of limited partnership interest in Saul Holdings Limited Partnership (the “Operating Partnership”). In general, these units are convertible into shares of Common Stock on a one-for-one basis provided that, in accordance with the Articles, the rights may not be exercised at any time that the Saul Organization beneficially owns, directly or indirectly, in the aggregate more than 39.9% of the value of the Company’s outstanding Common Stock and Preferred Stock (the “Ownership Limit”).

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	12,125,203	(3)	47.2%
Philip D. Caraci	188,413	(4)	*
George P. Clancy, Jr.	44,366	(5)	*
Willoughby B. Laycock	59,489	(6)	*
LaSalle D. Leffall III	4,000		*
D. Todd Pearson	185,499	(7)	*
H. Gregory Platts	26,900	(8)	*
Earl A. Powell III	20,200	(9)	*
Andrew M. Saul II	28,800	(10)	*
Patricia E. Saul	33,178	(11)	*
Mark Sullivan III	39,173	(12)	*
Helgi C. Walker	—
John F. Collich	197,262	(13)	*
Zachary M. Friedlis	7,294	(14)	*
Carlos L. Heard	37,481	(15)	*
T. Rowe Price	1,356,292	(16)	5.5%
100 E. Pratt Street, Baltimore, MD 21202
The Vanguard Group, Inc.	2,092,754	(17)	8.5%
101 Vanguard Blvd., Malvern, PA 19355
Blackrock, Inc.	2,008,503	(18)	8.2%
50 Hudson Yards, New York, NY 10001
All directors, director nominees and executive officers as a group (20 persons)	13,452,518	(19)	51.0%

(1)Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500E, Bethesda, MD 20814-6522.
(2)Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. * indicates ownership of less than 1%.
(3)Includes 8,440,475 shares owned by B. F. Saul Real Estate Investment Trust (the “Trust”), 533,756 shares owned by Dearborn, LLC, 146,218 shares owned by SHLP Unit Acquisition Corporation, 2,774 shares owned by Avenel Executive Park, Phase II, LLC, 399,896 shares owned by B. F. Saul Property Company, 357,901 shares owned by B. F. Saul Company, 403,726 shares owned by Westminster Investing LLC, 35,062 shares owned by Van Ness Square Corporation, and 186,525 shares owned by Mr. B. Francis Saul II’s spouse (179,536 shares owned directly and 6,989 shares owned in the Saul Centers stock fund of her 401(k) plan). Mr. B. Francis Saul II disclaims beneficial ownership of 186,525 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. B. Francis Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 20,000 shares subject to options held by Mr. B. Francis Saul II which are currently exercisable. Includes 160,972 shares directly held by a trust and attributed to Mr. B. Francis Saul II and his spouse’s 401(k) retirement accounts due to the interests they hold in the trust. Mr. B. Francis Saul II and his spouse have investment, but not voting, power over such shares. Includes 1,124,000 of 10,802,167 units of the Operating Partnership owned by the Trust, Dearborn LLC, SHLP Unit Acquisition Corp., B. F. Saul Company, B. F. Saul Property Company, Van Ness Square Corporation, Westminster Investing LLC, Avenel Executive Park Phase II, LLC, and 1592 Rockville Pike LLC. The remaining units owned by these entities cannot be converted because conversion would cause the Saul Organization to exceed the Ownership Limit.
(4)Includes 23,166 shares owned by Mr. Caraci’s spouse. Mr. Caraci disclaims beneficial ownership of 23,166 shares owned by his spouse. Includes 20,000 shares subject to options held by Mr. Caraci which are currently exercisable.
(5)Includes 20,000 shares subject to options held by Mr. Clancy which are currently exercisable.
(6)Includes 250 shares owned by Ms. Laycock’s spouse. Ms. Laycock disclaims beneficial ownership of the 250 shares owned by her spouse. Includes 50,000 shares subject to options held by Ms. Laycock which are currently exercisable.

(7)Includes 97,500 shares subject to options held by Mr. Pearson which are currently exercisable. Includes 2,414 shares owned by Mr. Pearson’s spouse. Mr. Pearson disclaims beneficial ownership of the 2,414 shares owned by Mr. Pearson’s spouse.
(8)Includes 20,000 shares subject to options held by Mr. Platts which are currently exercisable.
(9)Includes 15,000 shares subject to options held by Mr. Powell which are currently exercisable.
(10)Includes 20,000 shares subject to options held by Mr. A. M. Saul II which are currently exercisable.
(11)Includes 2,500 shares subject to options held by Ms. Saul which are currently exercisable.
(12)Includes 800 shares held by a trust of which Mr. Sullivan is a co-trustee. The beneficiaries of this trust are Mr. Sullivan’s brother and his brother’s children. Mr. Sullivan disclaims beneficial ownership of the 800 shares held by this trust. Includes 20,000 shares subject to options held by Mr. Sullivan which are currently exercisable.
(13)Includes 2,879 shares owned by Mr. Collich’s spouse. Mr. Collich disclaims beneficial ownership of the 2,879 shares owned by his spouse. Includes 145,000 shares subject to options which are currently exercisable. Excludes 873 depositary shares each representing 1/100 of one share of 6.000% Series E Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series E depositary shares issued and outstanding.
(14)Excludes 3,705 depositary shares held by Mr. Friedlis, each representing 1/100 of one share of 6.125% Series D Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series D depositary shares issued and outstanding.
(15)Includes 28,750 shares subject to options held by Mr. Heard which are currently exercisable. Excludes 4,000 depositary shares each representing 1/100 of one share of 6.125% Series D Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series D depositary shares issued and outstanding.
(16)This information is based on the most recent Schedule 13G/A filed with the SEC on November 14, 2024, in which it was reported that T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), in their capacity as investment advisors, had sole power to vote or direct the voting of 1,344,416 shares, and the sole power to dispose or to direct the disposition of 1,356,292 shares. T. Rowe Price does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares. T. Rowe Price has advised the Company that (i) these securities are owned by various individual and institutional investors which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities and (ii) for the purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.
(17)This information is based on the most recent Schedule 13G/A filed with the SEC on February 13, 2024 in which it was reported that The Vanguard Group, Inc. (“Vanguard”) has sole power to vote or direct the vote, and sole power to dispose or to direct the disposition of zero and 2,057,175 shares, respectively, and shared power to vote or direct the vote and shared power to dispose or direct the disposition of 22,217 and 35,579 shares, respectively. Vanguard is an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act.
(18)This information is based on the most recent Schedule 13G/A filed with the SEC on January 25, 2024 in which it was reported that Blackrock, Inc., in its capacity as an investment advisor, had sole power to vote, and direct the voting of 1,984,883 shares and dispose of 2,008,503 shares. BlackRock, Inc. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares.
(19)Excludes 7,805 depositary shares, each representing 1/100 of one share of 6.125% Series D Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series D depositary shares issued and outstanding. Excludes 1,073 depositary shares, each representing 1/100 of one share of 6.0% Series E Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series E depositary shares issued and outstanding. Includes 392,205 shares in a 401(k) retirement plan for which an officer, as chairman of the committee that is the plan’s fiduciary, has shared voting power.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Certain relationships existing between (i) the Company and its subsidiaries, including the Operating Partnership and two subsidiary limited partnerships, and (ii) the Saul Organization are discussed below. Except as discussed below, the Company does not have any written policies or procedures for the review, approval or ratification of transactions with related persons.
Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a Shared Services Agreement with the Saul Organization, that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Shared Services Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Articles and NYSE listing standards. Billings by the Saul Organization for the Company’s share of these ancillary costs and expenses, which included $876,600 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2025, totaled $12.0 million. At December 31, 2025, $1.3 million was owed to the Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and the Saul Organization, the Company has not obtained a third party appraisal of the value of these services.
Related Party Rents. The Company subleases space for its corporate headquarters from a member of the Saul Organization, the building of which is owned by another member of the Saul Organization. The sublease commenced in
March 2002 and expires in February 2027. The Company and the Saul Organization entered into a sublease whereby each party pays a portion of the total rental payments based on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2025 was $876,600.
Insurance Agency. B. F. Saul Insurance, Inc., a subsidiary of the B. F. Saul Company and a member of the Saul Organization, is a general insurance agency that receives commissions and counter-signature fees in connection with insurance policies related to the Company’s insurance program. Such commissions and fees amounted to approximately $573,300 for the year ended December 31, 2025.
Management Personnel. The Company’s Chief Executive Officer, President and Chief Operating Officer, Executive Vice President-Chief Legal and Administrative Officer, and Secretary and Executive Vice President-Chief Accounting Officer and Treasurer are also officers of various entities of the Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as the other officers, the amount of management time devoted to the Company will depend on the specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that our Chief Executive Officer will spend less than a majority of his management time on Company matters, while the Company believes that its President and Chief Operating Officer, Executive Vice President-Chief Legal and Administrative Officer, and Secretary and Executive Vice President-Chief Accounting Officer and Treasurer may or may not spend less than a majority of their time on the Company’s matters.
Related Person Employment. Patricia E. Saul, an officer and Vice Chairman of the Board, received approximately $368,600 in total compensation for her services as an employee of the Company, calculated using the same methodology as set forth in the 2025 Summary Compensation Table, for the year ended December 31, 2025. Ms. Saul also receives health and welfare and other benefits available to other employees of the Company.
Willoughby B. Laycock, an officer and member of the Board, received approximately $431,800 in total compensation for her services as an employee of the Company, calculated using the same methodology as set forth in the 2025 Summary Compensation Table, for the year ended December 31, 2025. Ms. Laycock also receives health and welfare and other benefits available to other employees of the Company.
Exclusivity and Right of First Refusal Agreements. The Company intends to continue to acquire, develop, own and manage shopping center properties and own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization intends to continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. An agreement relating to exclusivity and the right of first refusal between the Company and the Saul Organization generally requires the Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to the Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and the Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties.
Real Estate Purchases and Sales. From time to time, the Company may purchase from, or sell property to, members of the Saul Organization. In these instances, each party obtains independent third party appraisals of the property and the transactions are approved in advance by the Audit Committee, which is comprised solely of independent directors.

OTHER MATTERS
The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.
PROPOSALS FOR NEXT ANNUAL MEETING
It is presently contemplated that the 2027 annual meeting of stockholders will be held in mid-May 2027. Any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the annual meeting of stockholders to be held in 2027, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522, no later than November 23, 2026, which date is the 120th day prior to the anniversary of the date the 2026 Proxy Statement was first released to stockholders. However, if the 2027 annual meeting of stockholders is held (i) more than 30 days before or after the anniversary of the 2026 annual meeting of stockholders, then any stockholder proposal pursuant to Rule 14a-8 must be received within a reasonable time before the 2027 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and any stockholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.
The Bylaws include separate advance notice provisions applicable to stockholders desiring to bring proposals or nominations for directors before an annual meeting of stockholders other than pursuant to Rule 14a-8. For consideration at the 2027 annual meeting of stockholders, these advance notice provisions require that, among other things, for proposals, including a proposal relating to director nominations, stockholders give timely written notice to the Secretary of the Company at the Company’s office at the address listed above no earlier than February 7, 2027, and no later than March 9, 2027, which dates are the 90th and 60th day, respectively, prior to the first anniversary of the 2026 annual meeting. In the event that the date of our annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of this year’s annual meeting of stockholders, stockholder proposals must be delivered not earlier than the 90th day prior to the anniversary of the annual meeting and not later than the close of business on the later of the 60th day prior to the anniversary of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.
In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than the Company’s nominees to the Board of Directors at the 2027 annual meeting of stockholders must satisfy the requirements of Rule 14a-19 under the Exchange Act, including by providing notice and the information required thereunder no later than March 9, 2027. However, if the 2027 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2026 annual meeting of stockholders, then such notice and the information required thereunder must be received by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th day following the day on which we first publicly announce the date of the 2027 annual meeting of stockholders.
ANNUAL REPORT
A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2025 accompanies this Proxy Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company makes available free of charge on its internet website, www.saulcenters.com, this 2026 Proxy Statement and the 2025 Annual Report to Stockholders, as well as its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the SEC. Information contained on the Company’s internet website is not part of this Proxy Statement.

By order of the Board of Directors

Bettina T. Guevara
Executive Vice President, Chief Legal and Administrative Officer, and Secretary
March 23, 2026
Bethesda, Maryland

7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522

204788 Saul Centers Proxy Card Rev2 Front

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Saul Centers

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 7, 2026.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD IN THE MAIL.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3.

   (1) B. Francis Saul II
   (2) D. Todd Pearson
   (3) H. Gregory Platts
   (4) Helgi C. Walker

   FOR ☐ WITHHOLD AUTHORITY ☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

3. Non-binding advisory vote on executive compensation. FOR ☐ AGAINST ☐ ABSTAIN ☐

The proxy holder shall also be empowered to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**__________, **2026**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

204788 Saul Centers Proxy Card Rev2 Back

2026

The 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available at: https://www.cstproxy.com/saulcenters/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SAUL CENTERS, INC.

A PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints B. Francis Saul II and Carlos L. Heard, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 8, 2026 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 23, 2026, a copy of which has been received by the undersigned as follows: This Proxy will be voted as directed or, if no directions given, will be voted "for" the matters stated.

(Continued and to be marked, dated and signed, on the other side)